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                                                              Exhibit (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                                      for
                    Tender of Shares of Beneficial Interest
                                     of the
                           TAIWAN GREATER CHINA FUND

         THE PURCHASE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
               WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
          SEPTEMBER 3, 2004, UNLESS THE PURCHASE OFFER IS EXTENDED.

    This form, or a form substantially equivalent to this form, must be used to accept the Purchase Offer if a shareholder's stock certificates are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit the Letter of Transmittal or other required documents to reach the Depositary prior to 5:00 p.m., New York City time, on the Expiration Date. Terms used in this form that are not otherwise defined in this form shall have the meanings assigned to them in the Purchase Offer Statement. This form may be delivered to the Depositary by hand, mail, overnight courier or (for Eligible Institutions only) by facsimile transmission. See Section 2 of the Purchase Offer Statement.

    The Eligible Institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares (or effect a book-entry transfer of such shares) to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                   THE DEPOSITARY FOR THE PURCHASE OFFER IS:
                         EQUISERVE TRUST COMPANY, N.A.

                                    By Registered, Certified or
                                     Express Mail or Overnight
      By First Class Mail:                    Courier:                          By Hand:

 EquiServe Trust Company, N.A.      EquiServe Trust Company, N.A.     Securities Transfer and Reporting
    Attn: Corporate Actions           Attn: Corporate Actions         c/o EquiServe Trust Company, N.A.
        P.O. Box 859208                 161 Bay State Drive            100 Williams Street, 3rd Floor
      Braintree, MA 02185              Braintree, MA 02184                 New York, NY 10038

                           By Facsimile Transmission:
                                 (781) 380-3388
                        (for Eligible Institutions only)

                             Confirm by Telephone:
                         (781) 843-1833, extension 200

-------------------------------------------------------------------------------
  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS
  OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
  DELIVERY. DELIVERIES TO THE TAIWAN GREATER CHINA FUND WILL
  NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT
  CONSTITUTE VALID DELIVERY. DELIVERIES TO DTC WILL NOT
  CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.
-------------------------------------------------------------------------------

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE
SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE
GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS TO THE LETTER OF
TRANSMITTAL, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE
PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.




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Ladies and Gentlemen:

    The undersigned hereby tenders to the Taiwan Greater China Fund (the
'Trust'), upon the terms and subject to the conditions set forth in its Purchase
Offer Statement, dated August 6, 2004 (the 'Purchase Offer Statement'), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the 'Purchase Offer'), receipt of which is hereby acknowledged, the number of shares of beneficial interest of the Trust, par value $0.01 per share, listed below, pursuant to the guaranteed delivery procedures set forth in Section 2 of the Purchase Offer Statement.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

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
Name(s) of Record Holder(s):                        Number of Shares Tendered:__________________________

_______________________________________             Certificate No.(s) (If Available):__________________
  (Please Print)
                                                    ----------------------------------------------------
Address:_______________________________
                                                    ----------------------------------------------------

---------------------------------------             Account No.:________________________________________
                                                    (At the Depository Trust Company if Shares will
(Area Code) Telephone No.:_____________                   be Delivered by Book-Entry Transfer)

Taxpayer Identification or                          ----------------------------------------------------
Social Security Number:________________
                                                    ----------------------------------------------------
Dated:___________________________, 2004                     (Signature(s) of Record Holder(s))

      The undersigned, a financial institution that is a participant in the Securities Transfer
  Agents Medallion Program or the New York Stock Exchange Medallion Signature Program, hereby guarantees (i) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, (ii) that such tender of shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the shares into the Depositary's account at DTC, together with a properly completed and duly executed Letter of Transmittal (or a facsimile of one) and any other required documents, within three New York Stock Exchange trading days after the date of receipt of this Notice by the Depositary.

 --------------------------------------             ----------------------------------------------------
  Name of Eligible Institution                      Authorized Signature

 --------------------------------------             ----------------------------------------------------
  Address                                           (Print Name)

 --------------------------------------             ----------------------------------------------------
                                                    Title

 --------------------------------------             Dated: _______________________________________, 2004
  (Area Code) Telephone No.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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